Exhibit 2.2

Execution Version

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) is made on November 30, 2017, by and among Whitehorse Energy, LLC, a Delaware limited liability company, Whitehorse Energy Delaware, LLC, a Delaware limited liability company, and Whitehorse Delaware Operating, LLC, Delaware limited liability company, Siltstone Resources II - Permian, LLC, a Delaware limited liability company, Siltstone Resources II-B-Permian, LLC, a Delaware limited liability company (collectively, “Sellers” and each, a “Seller”), and Rosehill Operating Company, LLC, a Delaware limited liability company (“Buyer”). Sellers, on the one hand, and Buyer, on the other hand, are sometimes each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Sellers and Buyer are parties to that certain Purchase and Sale Agreement dated as of October 24, 2017 (the “PSA”) by and among Sellers, Buyer and Rosehill Resources Inc., a Delaware corporation; and

WHEREAS, the Parties desire to amend the PSA as provided herein by executing this Amendment.

NOW, THEREFORE, for and in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer agree as follows:

1.	Amendment to the PSA. Notwithstanding anything in the PSA to the contrary, each Party hereby agrees that (i) Buyer is deemed to have made an election under Section 8.1 of the PSA to extend the Target Closing Date to December 8, 2017; (ii) Buyer shall, within one Business Day of the date hereof, deliver to Sellers an amount equal to Three Hundred Fifty Thousand Dollars ($350,000.00) by wire transfer of immediately available funds in accordance with the instructions set forth in Exhibit A hereto, which amount shall constitute the “Extension Payment” for all purposes under the PSA (including Section 8.1 thereof); (iii) Closing shall occur at the Houston office of Vinson & Elkins, LLP located at 1001 Fannin Street, Suite 2500, Houston, Texas 77002, with all documents to be delivered at Closing pursuant to Section 8.3 of the PSA to be executed by each applicable Party on the day before the Closing Date at the foregoing location, which executed documents shall be held in escrow by Vinson & Elkins, LLP pending the occurrence of the Closing; and (iv) at the Closing, the Purchase Price shall be adjusted upward by the amount of the Extension Payment pursuant to Section 3.3(a)(vi) of the PSA and the Extension Payment shall be credited toward such Adjusted Purchase Price pursuant to Section 3.1 of the PSA.

2.	Confirmation. Except as otherwise provided herein, the provisions of the PSA shall remain in full force and effect in accordance with their respective terms following the execution of this Amendment.

3.

Amendment and Ratification. This Amendment may be amended only by an instrument in writing executed by all Parties. This Amendment is entered into in connection with, and supplements the terms and provisions of, the PSA. The PSA and all other documents and instruments executed and delivered pursuant to the terms of the PSA are hereby amended so that any reference therein to the PSA shall mean a reference to the PSA as amended hereby. Except as expressly amended and supplemented by this Amendment, each Party hereby ratifies and confirms the terms and provisions of the PSA for all purposes and agrees that the PSA, as so amended and supplemented hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms. No supplement, amendment, alteration, modification, waiver or termination of this Amendment or the PSA shall be binding unless executed in writing by the Parties and specifically referencing this Amendment and the PSA as being supplemented, amended, altered, modified, waived or terminated.

4.	Entire Agreement. THIS AMENDMENT, THE PSA, THE TRANSACTION DOCUMENTS AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO AND THERETO, COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AMENDMENT, THE PSA AND THE TRANSACTION DOCUMENTS, AND NEITHER SELLERS NOR BUYER SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENTS OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THIS AMENDMENT AND THE TERMS OF THE PSA, THE TERMS OF THIS AMENDMENT SHALL CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN THE PSA OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AMENDMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 4.

5.	Assignment. No Party shall assign all or any part of this Amendment, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Parties, such consent to be withheld for any reason, and any assignment or delegation made without such consent shall be void.

6.	Miscellaneous: Capitalized terms used, but not defined herein, shall have the meanings given to those terms in the PSA. Sections 13.3 (Preparation of Agreement), 13.4 (Notices), 13.5 (Further Corporation), 13.7 (Parties in Interest), 13.9 (Waiver; Rights Cumulative), 13.10 (Governing Law; Jurisdiction), 13.11 (Severability), 13.12 (Counterparts), 13.13 (Joint and Several Liability), 13.14 (Siltstone Seller Representative) and 13.15 (Whitehorse Seller Representative) of the PSA shall apply to this Amendment as if set forth in full in this Amendment, mutatis mutandis.

Signature Pages Follow

2

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

SELLERS

WHITEHORSE ENERGY, LLC

By:	/s/ Hunt Pettit
Name:	Hunt Pettit
Title:	President & CEO

WHITEHORSE ENERGY DELAWARE, LLC

By:	/s/ Hunt Pettit
Name:	Hunt Pettit
Title:	President & CEO

WHITEHORSE DELAWARE OPERATING, LLC

By:	/s/ Hunt Pettit
Name:	Hunt Pettit
Title:	President & CEO

[Signature Page to First Amendment to Purchase and Sale Agreement]

SILTSTONE RESOURCES II - PERMIAN, LLC

By:	/s/ Michael Faust
Name:	Michael Faust
Title:	Authorized Member

SILTSTONE RESOURCES II-B-PERMIAN, LLC

By:	/s/ Michael Faust
Name:	Michael Faust
Title:	Authorized Member

[Signature Page to First Amendment to Purchase and Sale Agreement]

BUYER

ROSEHILL OPERATING COMPANY, LLC

By:	/s/ Craig Owen
Name:	Craig Owen
Title:	CFO

[Signature Page to First Amendment to Purchase and Sale Agreement]